EXHIBIT 10.12(a)
                                                  1994 10-K

                               AMENDMENT TO

                    EMPLOYMENT AND CONSULTING AGREEMENT
                    ___________________________________


   This Agreement is made effective the ____ day of November, 1994, between Bucyrus-Erie Company, a Delaware corporation (the "Company"), and ____________ (the "Employee").

RECITALS:
1. Company and Employee have entered into an Employment and Consulting Agreement (the "Agreement") effective July 1, 1992.
2. Company and Employee now wish to amend said Agreement as specifically set forth herein.

AGREEMENTS:
1. In the second sentence of subparagraph 2.a. of the Agreement, change the words "thirty-six (36) months" to "eighteen (18) months", so that the first part of said sentence shall read as follows: "If any time after the date hereof the Employee's employment by the Company is terminated for any reason, either by the Employee or by the Company, and if within a period of twelve (12) months prior to any such termination by the Employee or within eighteen (18) months prior to any such termination by the Company - "
2. In the last line of subparagraph 2.a. of the Agreement, insert "b," after the word "subparagraphs" and change "and f" to "f, g and h", so that said last line shall read "in subparagraphs b, c, d, e, f, g and h below."
3. In the second sentence of subparagraph 2.b. of the Agreement, change the words "thirty-six (36) months" to "eighteen (18) months", so that said sentence shall read as follows: "Subject to the preceding sentence, the Consultation Period shall be twelve (12) months in the event of a termination by the Employee and eighteen (18) months in the event of termination by the Company."
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4. Add the following at the end of subparagraph 2.d.(2) of the Agreement:
   "Except for periods during which the Employee shall be employed full-time by another party during the Consultation Period, the Employee shall also be provided by the Company with such insurance benefits (including life and medical insurance and dental and vision care) as the Company generally provides for any group or class of employee of which Employee would have been a member had his employment continued. When the Employee is employed full-time by another party during the Consultation Period he shall first look to said other party for payment of all insurance benefits of the kind described in the preceding sentence which are available to employees of said other party and Company shall provide him with such insurance only to the extent of any excess of insurance available under Company's plan over the insurance available under said other party's plan."
5. In subparagraph 2.g. of the Agreement, insert a comma after the word "plans" in the fourth line, delete the remainder of the sentence after that point and substitute the following therefor: "but Employee shall be entitled to participate in said savings plan with respect to such compensation."
6. Add a new subparagraph 2.h. to the Agreement, to read as follows: "During the Consultation Period, at the Employee's option (to be exercised by written request mailed to any officer of the Company or to its Director or Manager of Human Resources), the Company will provide, at its expense, outplacement services by a professional third party specialized in providing such assistance on an individual basis to key executives and employees. Reasonable initial travel expenses for consultation with the outplacement firm will be reimbursed for travel outside the greater Milwaukee area, when such travel is at the request of the outplacement firm. Services will be provided by Janotta Bray Beal & Associates, 2600 North Mayfair Road, Milwaukee, Wisconsin 53226, unless an alternative firm is agreed to by the Company and the Employee."

7. Except as specifically provided in Paragraphs 1 through 6 above, all of the terms and conditions of the aforesaid Employment and Consulting Agreement shall remain in full force and effect.

   IN WITNESS WHEREOF, this Amendment to Employment and Consulting Agreement has been duly executed by the Company and the Employee as of the day and date first written above.

                                   BUCYRUS-ERIE COMPANY


                                   By:  _________________________
                                        W. B. Winter
                                        Chairman and C.E.O.


                                        _________________________

                                        Employee